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COMMUNITY CENTRAL BANK CORPORATION
FORM 10-KSB (continued)


                                   EXHIBIT 23


                         CONSENT OF INDEPENDENT AUDITOR



We consent to the incorporation by reference in this Annual Report on Form 10-KSB of Community Central Bank Corporation for the year period December 31, 1996, of our report dated February 3, 1997, included in the 1996 Stockholder Report of Community Central Bank Corporation.







S/ PLANTE & MORAN, LLP
----------------------

Bloomfield Hills, Michigan

March 25, 1997














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